Exhibit 99.(j)

Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Financial Highlights” in each Prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information in Post-Effective Amendment No. 147 to the Registration Statement (Form N-1A, No. 2-89729) of Morgan Stanley Institutional Fund Trust and to the incorporation by reference of our reports, dated November 25, 2015 on Core Plus Fixed Income Portfolio, Corporate Bond Portfolio, Global Strategist Portfolio, High Yield Portfolio, Short Duration Income Portfolio (formerly Limited Duration Portfolio), Mid Cap Growth Portfolio, Strategic Income Portfolio, and Global Multi-Asset Income Portfolio (eight of the portfolios comprising the Morgan Stanley Institutional Fund Trust) included in the Annual Reports to Shareholders for the fiscal year ended September 30, 2015.

/s/ ERNST & YOUNG LLP

Boston, Massachusetts

January 27, 2016